Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

KORU Medical Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Rule 457(h)	300,000	$2.95	$885,000	$110.20 per $1,000,000	$97.53
Total Offering Amounts					$885,000		$97.53
Total Fee Offsets							—
Net Fee Due							$97.53

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(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall be deemed to cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”) of the Registrant that may be issued pursuant to the individual inducement Non-Qualified Stock Option Award to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the NASDAQ Capital Market tier of the NASDAQ Stock Market on July 18, 2023.